Exhibit 5.1
Amendment to Discretionary Line Documents

THIS AMENDMENT TO DISCRETIONARY LINE DOCUMENTS (this “Amendment”) is made as of April 28, 2020, by and between THE PROGRESSIVE COMPANY (the “Company”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.    The Company has executed and delivered to the Bank a Discretionary Line Note and other documents, which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively, as amended from time to time, the “Discretionary Line Documents”) which evidence the indebtedness and other obligations of the Company to the Bank in connection with a discretionary line of credit (as used herein, collectively, together with the Obligations, if and as defined in the Discretionary Line Documents, as used in here the “Obligations”). Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Discretionary Line Documents.

B.    The Company and the Bank desire to amend the Discretionary Line Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Certain of the Discretionary Line Documents are amended as set forth in Exhibit A. Any and all references to any Discretionary Line Document shall be deemed to refer to such Discretionary Line Documents as amended by this Amendment. This Amendment is deemed incorporated into each of the Discretionary Line Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Discretionary Line Document, the terms and provisions of this Amendment shall control.

2.    The Company hereby certifies that: (a) all of its representations and warranties in the Discretionary Line Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Discretionary Line Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Company confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.    As a condition precedent to the effectiveness of this Amendment, the Company shall comply with the terms and conditions (if any) specified in Exhibit A.

4.    To induce the Bank to enter into this Amendment, the Company waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees (each, an “Indemnified Party”) from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations; provided, however, that the foregoing indemnity shall not apply to any claims,

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damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or wilful misconduct. The Company further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

5.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

6.    Notwithstanding any other provision herein or in the other Discretionary Line Documents, the Company agrees that this Amendment, the Discretionary Line Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Company and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Discretionary Line Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

7.    The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Company (which notice may be given by electronic mail).

8.    This Amendment will be binding upon and inure to the benefit of the Company and the Bank and their respective heirs, executors, administrators, successors and assigns.

9.    This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State identified in and governing the Discretionary Line Documents that are being amended hereby (the “State”), excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act). This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State.

10.    Except as amended hereby, the terms and provisions of the Discretionary Line Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Discretionary Line Document, a waiver of any default or Event of Default under any Discretionary Line Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Company expressly ratifies and confirms the dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Discretionary Line Documents, all of which are incorporated herein by reference.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

THE PROGRESSIVE CORPORATION

By: /s/ Patrick S. Brennan
Print Name: Patrick S. Brennan (SEAL)
Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION

By: /s/ John W. Thompson
John W. Thompson (SEAL)
Managing Director

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EXHIBIT A TO
AMENDMENT TO DISCRETIONARY LINE DOCUMENTS
DATED AS OF APRIL 28, 2020
THE PROGRESSIVE CORPORATION

A.
Discretionary Line Documents. The “Discretionary Line Documents” that are the subject of this Amendment include the following (as each of such documents has been amended, modified or otherwise supplemented previously)

1.    Confirmation Letter – Discretionary Line of Credit dated April 28, 2017 between the Company and the Bank (the “Confirmation Letter”).

2.    Discretionary Line of Credit Note dated April 28, 2017 in the principal amount of $250,000,000.00 executed and delivered to the Bank by the Company (the “Discretionary Line Note”).

3.    Reapproval of Discretionary Line of Credit dated April, 3, 2018 Between the Company and the Bank.

4.    Reapproval of Discretionary Line of Credit dated April, 22, 2019 Between the Company and the Bank.

5.    All other documents, instruments, agreements, and certificates executed and delivered in connection with the Discretionary Line Documents listed in this Section A.

B.    Amendment(s). The Discretionary Line Documents are amended as follows:

1.    We are pleased to inform you that PNC Bank, National Association (the “Bank”) has recently reapproved the $250,000,000.00 discretionary line of credit to The Progressive Corporation (the “Company”). Effective on May 1, 2020, the Expiration Date set forth in our Confirmation Letter dated April 28, 2017, is extended from April 30, 2020 to April 30, 2021. All other terms and conditions contained in the Note dated April 28, 2017, and the Confirmation Letter, remain in full force and effect, including but not limited to the fact that the facility remains discretionary, and the Bank may terminate the line or decline to make advances at any time and for any reason without prior notice.

2.    The second line of the Base Rate definition contained in the Discretionary Line Note is hereby amended by deleting plus fifty (50) basis points (0.50%) and inserting plus one hundred seventy-five (175) basis points (1.75%) in its place.

3.    The following provision is hereby added to the Confirmation Letter:

The Company agrees that, if the Company was required to execute and to deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the (i) the information in the Certification of Beneficial Owners is true, complete and correct as of the date thereof and as of the date any such update is delivered; and (ii) the Company shall provide: (A) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners, as and when requested by the Bank; and (B) a new Certification of Beneficial Owners in form and substance acceptable to the Bank when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank has changed. The Company further agrees to provide such other information and documentation

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as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith.

4.    Notwithstanding that the Expiration Date has been extended, this is not a committed line of credit. The Company acknowledges and agrees that advances made under this line of credit, if any, shall be made at the sole discretion of the Bank. The Bank may decline to make advances under the line or terminate the line at any time and for any reason without prior notice to the Company.

C.
Conditions to Effectiveness of Amendment. The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the execution by all parties and delivery to the Bank of this Amendment.

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